Exhibit 99.1

JMP Group Reports Fourth Quarter and Fiscal Year 2013 Financial Results

SAN FRANCISCO--(BUSINESS WIRE)--February 14, 2014--JMP Group Inc. (NYSE: JMP), an investment banking and alternative asset management firm, reported financial results today for the quarter and full fiscal year ended December 31, 2013.

  Adjusted net revenues, which exclude certain non-cash items and non-controlling interests, were a record $48.0 million for the quarter, an increase of 43.7% from $33.4 million for the fourth quarter of 2012. For the year, adjusted net revenues were a record $154.3 million, an increase of 23.3% from $125.2 million for 2012. For more information on adjusted net revenues, including a reconciliation to net revenues, please see the section below titled “Non-GAAP Financial Measures.”
  Operating net income was $3.9 million, or $0.17 per diluted share, for the quarter, compared to $6.0 million, or $0.26 per share, for the fourth quarter of 2012. For the year, operating net income was $13.5 million, or $0.60 per share, compared to $16.5 million, or $0.72 per share, for 2012. For more information on operating net income, including a reconciliation to net income attributable to JMP Group, please see the section below titled “Non-GAAP Financial Measures.”
  Total net revenues under generally accepted accounting principles, or GAAP, were $59.7 million and $149.2 million for the quarter and year ended December 31, 2013, respectively, compared to $23.8 million and $100.9 million for the quarter and year ended December 31, 2012, respectively.
  Net income attributable to JMP Group on a GAAP basis was $4.0 million, or $0.17 per share, for the quarter, compared to $5.3 million, or $0.23 per share, for the fourth quarter of 2012. For the year, net income was $4.1 million, or $0.18 per share, compared to $2.8 million, or $0.12 per share, for 2012.

“I am proud to report that JMP Securities had the best fourth quarter and full year in our company’s history,” said Chairman and Chief Executive Officer Joe Jolson. “For the quarter and year ended in December, JMP Securities raised $6.3 billion and $27.6 billion, respectively, for a total of 128 businesses in four growth sectors of the U.S. economy—healthcare, technology, financial services and real estate—compared to 87 companies in 2012. We feel good that JMP Securities continues to help U.S. companies raise the capital needed to expand their activities and create job opportunities in this slower-growth economy.

“JMP Group’s adjusted net revenues also set records for both the quarter and the year, despite an expected decline in net investment income from JMP Credit Advisors CLO I. Excluding net investment income and corporate expenses, the earnings of the company’s operating platforms jumped 113% year-over-year to $0.17 per share for the fourth quarter and nearly doubled to $0.47 per share for the full year. We ended 2013 with strong positive momentum in all of our businesses, and I am optimistic that the favorable trend will continue in 2014.”

Segment Results of Operations

At JMP Securities, the broker-dealer segment, adjusted net revenues were $28.6 million for the quarter, an increase of 53.2% from $18.7 million for the fourth quarter of 2012, due to very strong investment banking results. The broker-dealer segment’s operating margins on adjusted net revenues were 15.6% and 14.5% for the quarter and year ended December 31, 2013, respectively, comparing favorably to 8.2% for the year ended December 31, 2012. JMP Securities focuses its resources on small and middle-market growth companies and their institutional investors. While JMP Securities has benefited from improved equity capital markets conditions, we believe that organic growth served to increase JMP Securities’ market share to 0.91% of U.S. equity underwriting fees in the firm’s four targeted industries, up from 0.27% in 2009.

At Harvest Capital Strategies, the asset management segment, adjusted net revenues of $11.1 million for the quarter increased 62.4% from $6.8 million for the fourth quarter of 2012. JMP Group’s return on its capital invested in hedge funds managed by Harvest Capital Strategies was 2.8% for the quarter and 7.5% for the year ended December 31, 2013.

At JMP Credit Advisors, the corporate credit management segment, adjusted net revenues totaled $1.2 million for the quarter, an increase of 24.3% from $1.0 million for the fourth quarter of 2012. The gross return on invested capital at JMP Credit was 7.2% and 35.5% for the quarter and year ended December 31, 2013, respectively, compared to 11.6% and 53.2% for the quarter and year ended December 31, 2012, respectively. For the quarter, the net realized gain on the sale or payoff of loans acquired by JMP Credit in April 2009 was $0.1 million, compared to $1.7 million for the fourth quarter of 2012, which included a loan loss provision related to an impaired acquired loan of $1.0 million.

A summary of JMP Group’s operating net income per share by segment for the quarter and year ended December 31, 2013 and for comparable prior periods is set forth below.

	Quarter Ended			Year Ended
($ as shown)	Dec. 31, 2013	Sept. 30, 2013	Dec. 31, 2012	Dec. 31, 2013	Dec. 31, 2012
Broker-dealer	$0.12	$0.09	$0.02	$0.39	$0.15
Asset management	0.04	0.02	0.05	0.05	0.06
Corporate credit management	0.01	0.01	0.01	0.03	0.03
Operating platform EPS	0.17	0.12	0.08	0.47	0.24
Investment income	0.15	0.07	0.29	0.57	0.83
Corporate costs	(0.15)	(0.07)	(0.11)	(0.44)	(0.35)
Operating EPS (diluted)	$0.17	$0.12	$0.26	$0.60	$0.72

For more information on segment reporting; adjusted net revenues, including a reconciliation to net revenues; and operating net income, including a reconciliation to net income, please see the section below titled “Non-GAAP Financial Measures.”

Composition of Revenues

Investment Banking

Investment banking revenues were $21.9 million for the quarter, an increase of 68.6% from $13.0 million for the fourth quarter of 2012. For the year, investment banking revenues were a record $74.2 million, an increase of 45.5% from $51.0 million for 2012.

For the quarter and year ended December 31, 2013, JMP Securities raised $6.3 billion and $27.6 billion, respectively, for a total of 128 small and middle-market businesses in four growth sectors of the U.S. economy: healthcare, technology, financial services and real estate. For the quarter and year ended December 31, 2012, JMP Securities raised $3.1 billion and $16.0 billion, respectively, for a total of 87 companies. Productivity was broadly diversified by industry vertical and by product line, demonstrating the growing value of the franchise.

A summary of the company’s investment banking revenues and transaction counts for the quarter and year ended December 31, 2013 and for comparable prior periods is set forth below.

	Quarter Ended						Year Ended
	Dec. 31, 2013		Sept. 30, 2013		Dec. 31, 2012		Dec. 31, 2013		Dec. 31, 2012
($ in thousands)	Count	Revenues	Count	Revenues	Count	Revenues	Count	Revenues	Count	Revenues
Public equity	26	$10,503	27	$10,822	15	$3,905	123	$39,756	82	$28,955
Debt and convertible securities	9	8,730	5	3,495	5	718	32	18,781	18	3,111
Private capital markets and other	-	-	2	1,534	4	5,789	4	4,490	11	10,025
Strategic advisory	3	2,639	4	3,286	3	2,560	12	11,146	12	8,891
Total	38	$21,872	38	$19,137	27	$12,972	171	$74,173	123	$50,982

Brokerage

Net brokerage revenues were $6.7 million for the quarter, an increase of 19.1% from $5.6 million for the fourth quarter of 2012. For the year, net brokerage revenues were $24.6 million, an increase of 12.4% from $21.9 million for 2012, representing the first year-over-year improvement since 2008.

Asset Management

Asset management-related fee revenues were $10.9 million, an increase of 70.9% from $6.4 million for the fourth quarter of 2012. Harvest Small Cap Partners and Harvest Franchise Fund both had outstanding years and accounted for most of the increase, due to higher incentive fees earned. For 2013, asset management-related fee revenues were $28.9 million, an increase of 32.1% from $21.9 million for 2012. For more information on asset management-related fee revenues, please see the section below titled “Non-GAAP Financial Measures.”

Client assets under management at December 31, 2013 totaled $1.7 billion, including $912.3 million of funds managed by Harvest Capital Strategies and HCAP Advisors and $782.0 million par value of loans and cash underlying the two collateralized loan obligations managed by JMP Credit Advisors. Client assets under management were $1.6 billion at September 30, 2013 and $1.2 billion at December 31, 2012. Including sponsored funds, client assets under management totaled $1.9 billion at December 31, 2013, compared to $1.8 billion at September 30, 2013 and $1.8 billion at December 31, 2012.

At December 31, 2013, private capital, including corporate credit, small business lending, venture capital and real estate-related advisory services, represented 60.9% of client assets under management, including sponsored funds.

Principal Transactions

Principal transactions generated net realized and unrealized gains of $15.9 million and $20.7 million for the quarter and year ended December 31, 2013, respectively, compared to a net realized and unrealized loss of $1.8 million and a net realized and unrealized gain of $10.5 million for the quarter and year ended December 31, 2012, respectively.

A summary of the company’s principal transaction revenues for the quarter and year ended December 31, 2013 and for comparable prior periods is set forth below.

	Quarter Ended			Year Ended
(in thousands)	Dec. 31, 2013	Sept. 30, 2013	Dec. 31, 2012	Dec. 31, 2013	Dec. 31, 2012

Hedge fund investments	$2,317	$432	$821	$5,555	$4,897

Principal investments:
Investment in Harvest Capital Credit	-	205	-	69	-
Other principal investments	140	(139)	17	140	637
Total principal investments	140	66	17	209	637

Venture investments:
Investment in Harvest Growth Capital funds	500	(33)	(192)	534	202
Other venture investments and warrants	657	794	1,140	2,488	1,501
Total venture investments	1,157	761	948	3,022	1,703

Principal transaction revenues net of non-controlling interests in Harvest Growth Capital funds	3,614	1,259	1,786	8,786	7,237

Non-controlling interests in Harvest Growth Capital funds	12,264	(619)	(3,558)	11,941	3,300

Total principal transaction revenues	$15,878	$640	($1,772)	$20,727	$10,537

Included in the net gain of $15.9 million for the quarter ended December 31, 2013 was a gain of $12.3 million attributable to non-controlling interests in net realized and unrealized gains at Harvest Growth Capital and Harvest Growth Capital II, venture capital funds managed by Harvest Capital Strategies that are consolidated under GAAP. GAAP accounting requires that JMP Group consolidate both funds due to Harvest Capital Strategies’ role as the funds’ manager and managing member, despite the company’s ownership of just 4.7% of Harvest Growth Capital and 2.4% of Harvest Growth Capital II. The presentation of adjusted net revenues elsewhere in this press release excludes JMP Group’s non-controlling interests in these funds; and, accordingly, the aforementioned gain of $12.3 million is not included in adjusted net revenues. Net of its non-controlling interests, JMP Group had a net realized and unrealized gain of $0.5 million on its investments in Harvest Growth Capital and Harvest Growth Capital II for the quarter. For more information on adjusted net revenues, including a reconciliation to net revenues, please see the section below titled “Non-GAAP Financial Measures.”

Collateralized Loan Obligations

The net return on invested capital at JMP Credit was 7.2% and 35.5% for the quarter and year ended December 31, 2013, respectively, compared to 11.6% and 53.2% for the quarter and year ended December 31, 2012, respectively. During 2013, the outsized profits from the loan portfolio acquired with JMP Credit Advisors CLO I in April 2009 began to normalize. In May 2013, CLO I’s contractual reinvestment period ended, and the CLO began to delever as many corporate borrowers took advantage of opportunities to refinance, resulting in a material number of unscheduled prepayments and thus reducing JMP Credit’s weighted average net interest margin. JMP Credit Advisors CLO II closed in April 2013, but the capital was slow to be fully deployed due to high levels of competitive activity in the marketplace for syndicated middle-market corporate loans.

At December 31, 2013, discounts and reserves (including liquidity discounts, allowances for loan losses and deferred loan fees) equaled $8.6 million, or 1.2% of gross performing loans outstanding at JMP Credit. There were no impaired loans with associated discounts or reserves at December 31, 2013; while, at December 31, 2012, discounts and reserves (including credit discounts, liquidity discounts, and allowances for loan losses) with regard to impaired loans equaled $1.7 million, or 0.4% of gross loans outstanding.

A net loan loss provision of $0.2 million for the quarter ended December 31, 2013 was recorded at JMP Credit, which is consolidated under GAAP, primarily representing a general reserve in connection with the loan portfolio underlying JMP Credit Advisors CLO II. At December 31, 2013, general loan loss reserves equaled 0.5% of gross performing loans at JMP Credit, in line with 0.5% at December 31, 2012.

Other Income

Other income was $0.2 million and $0.8 million for the quarter and year ended December 31, 2013, respectively, compared to $0.3 million and $3.8 million for the quarter and year ended December 31, 2012, respectively. The year-over-year comparison is uneven in part because, in the second quarter of 2012, New York Mortgage Trust, Inc. paid a one-time fee of $1.7 million upon the termination of its advisory agreement with Harvest Capital Strategies.

Net Interest Income

Net interest income was $4.5 million for the quarter, compared to net interest expense of $1.6 million for the fourth quarter of 2012, when interest expense due to net amortization of liquidity discounts at JMP Credit Corporation equaled $7.6 million. Excluding the amortization-related expense for the period, net interest income would have been $6.0 million for the fourth quarter of 2012. Further excluding net interest income of $1.0 million attributable to Harvest Capital Credit, which, due to its IPO, is no longer consolidated by JMP Group, net interest income would have been $5.0 million for the fourth quarter of 2012. For the year, net interest income was $3.2 million, compared to net interest expense of $7.1 million for 2012; excluding interest expense due to net amortization of liquidity discounts, net interest income would have been $18.2 million and $22.1 million, respectively, for those periods. Further excluding net interest income of $1.8 million and $2.8 million attributable to Harvest Capital Credit for 2013 and 2012, respectively, net interest income would have been $16.4 million and $19.3 million, respectively, for those years.

Expenses

Compensation and Benefits

Compensation and benefits expense was $33.4 million for the quarter, compared to $10.6 million for the fourth quarter of 2012. For the year, compensation and benefits expense was $102.4 million, compared to $66.4 million for 2012. Excluding the cost of stock-based awards but accelerating and recognizing the cost of net deferred compensation related to the current period, compensation and benefits expense was 71.8% of adjusted net revenues for the quarter, compared to 48.2% for the fourth quarter of 2012, and was 67.6% for the year, compared to 57.0% for 2012. Further excluding compensation expense related to strategic initiatives, the compensation ratio was 64.9% for the year, compared to 56.2% for 2012. For more information on compensation ratios, please see the section below titled “Non-GAAP Financial Measures.”

Non-Compensation Expense

Non-compensation expense was $7.3 million for the quarter, compared to $7.0 million for the fourth quarter of 2012. For the year, non-compensation expense was $29.2 million, compared to $25.0 million for 2012. The year-over-year increase is in part due to one-time expenses totaling $2.5 million incurred by JMP Group in connection with Harvest Capital Credit’s initial public offering in May 2013.

Personnel

At December 31, 2013, the company had 235 full-time employees, up from 231 at September 30, 2013 and 224 at December 31, 2012.

Non-GAAP Financial Measures

In addition to the GAAP financial results presented in this press release, JMP Group presents the non-GAAP financial measures discussed below. These non-GAAP measures are provided to enhance investors’ overall understanding of the company’s current financial performance. Furthermore, company management believes that this presentation enables more meaningful comparison of JMP Group’s financial performance in various periods. However, the non-GAAP financial results presented should not be considered a substitute for results that are presented in a manner consistent with GAAP. A limitation of the non-GAAP financial measures presented is that the adjustments concern gains, losses or expenses that JMP Group generally expects to continue to recognize. The adjustment of these non-GAAP items should not be construed as an inference that these gains or expenses are unusual, infrequent or non-recurring. Therefore, both GAAP measures of JMP Group’s financial performance and the respective non-GAAP measures should be considered together. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies.

Adjusted Net Revenue

Adjusted net revenue is a non-GAAP financial measure that (i) includes asset management fees, net interest income or expense, and other revenues eliminated upon the consolidation of Harvest Growth Capital, Harvest Growth Capital II and Harvest Capital Credit (until its IPO on May 2, 2013), (ii) excludes the net amortization of liquidity discounts on loans held and asset-backed securities issued by JMP Credit Advisors CLO I, (iii) reverses the general loan loss provision taken in connection with the origination of JMP Credit Advisors CLO II, (iv) adjusts for unrealized mark-to-market gains and losses recorded at Harvest Capital Credit (prior to its IPO on May 2, 2013), (v) reverses net unrealized gains and losses on strategic equity investments and warrants, and (vi) excludes the non-controlling interest in net unrealized gains and losses on Harvest Growth Capital and Harvest Growth Capital II. In particular, adjusted net revenue adjusts for:

  base management and incentive fees earned by Harvest Capital Strategies as manager of Harvest Growth Capital and Harvest Growth Capital II, both venture capital funds, and Harvest Capital Credit, a small business lending strategy; Harvest Capital Strategies is managing member of Harvest Growth Capital and Harvest Growth Capital II and was the external manager of Harvest Capital Credit, and, as a result of its ownership of each (until the IPO of Harvest Capital Credit on May 2, 2013), JMP Group has consolidated the three entities (for the appropriate periods) in accordance with GAAP accounting standards and has eliminated the fees in consolidation; presenting these fees as though Harvest Growth Capital, Harvest Growth Capital II and Harvest Capital Credit were deconsolidated presents the entities’ results in a manner similar to those of the other investment funds managed by Harvest Capital Strategies;
  the non-cash net amortization of liquidity discounts associated with JMP Credit Advisors CLO I, due to scheduled contractual principal repayments, for periods prior to that ended September 30, 2013;
  the non-specific, non-cash loan loss provision recorded with regard to loans acquired during the period by JMP Credit Advisors CLO II, which is required by GAAP;
  unrealized mark-to-market gains or losses on the investment portfolio at Harvest Capital Credit by reversing them; then, reflecting the company’s IPO, recognizing those previously reversed gains or losses as of May 2, 2013;
  unrealized mark-to-market gains or losses on the company’s strategic equity investments as well as certain warrant positions; and
  non-controlling interests in net unrealized gains and losses generated by Harvest Growth Capital and Harvest Growth Capital II, of which Harvest Capital Strategies is manager and managing member; under GAAP, JMP Group consolidates the two funds, however, as presented, unrealized gains and losses that do not accrue to the company are reversed.

A reconciliation of JMP Group’s net revenues to its adjusted net revenues for the quarter and year ended December 31, 2013 and for comparable prior periods is set forth below.

	Quarter Ended			Year Ended
(in thousands)	Dec. 31, 2013	Sept. 30, 2013	Dec. 31, 2012	Dec. 31, 2013	Dec. 31, 2012

Revenues:
Non-interest revenues	$55,474	$31,531	$26,409	$148,616	$110,222
Net interest income/(expense)	4,458	4,313	(1,573)	3,236	(7,095)
General loan loss provision	(246)	(467)	(1,071)	(2,637)	(2,206)
Total net revenues	59,686	35,377	23,765	149,215	100,921
Asset management fees earned on Harvest Growth Capital funds and Harvest Capital Credit (1) (2)	386	386	1,060	2,151	2,342
Dividend distribution from
Harvest Capital Credit (2)	-	-	-	678	234
Less: Net interest income and other revenues from Harvest Capital Credit (2)	-	-	(1,202)	(2,116)	(2,789)
Total net revenues including fee revenues from consolidated entities	60,072	35,763	23,623	149,928	100,708

Add back/(subtract):
Net amortization of liquidity discounts on loans and asset-backed securities issued	-	-	7,577	14,979	29,208
Loan loss provision – JMP Credit Advisors II	200	377	-	1,705	-
Unrealized mark-to-market (gain) – Harvest Capital Credit	-	-	(1,608)	(515)	(1,981)
Realization of mark-to-market gain – Harvest Capital Credit	-	-	-	772	-
Net unrealized loss/(gain) on strategic equity investments and warrants	21	(531)	294	(596)	527
Non-controlling interests in net unrealized (gains)/losses on Harvest Growth Capital funds	(12,248)	619	3,559	(11,924)	(3,300)
Adjusted net revenues	$48,045	$36,228	$33,445	$154,349	$125,162
(1)	Adjustments to reflect economic contributions from two Harvest Growth Capital funds and Harvest Capital Credit as though deconsolidated for purposes of financial reporting; upon deconsolidation, fee revenues and dividend payments would be recognized, while net interest income and other revenues generated by these entities would not be recorded by JMP Group.

(2)	Subsequent to its IPO on May 2, 2013, Harvest Capital Credit is no longer consolidated; therefore, fees and dividends related to Harvest Capital Credit are included in non-interest revenues following that date.

Company management has utilized adjusted net revenue, adjusted in the manner described above, as an additional device to aid in understanding and analyzing JMP Group’s financial results for the periods presented. Management believes that adjusting net revenue in these ways is useful in that it allows for a better evaluation of the performance of JMP Group’s ongoing business and facilitates a meaningful comparison of the company’s results in a given period to those in prior and future periods.

Asset Management-Related Fee Revenues

Asset management-related fee revenue is a non-GAAP financial measure that sums asset management fees with certain fee revenues (in particular, asset management fundraising fees generated by JMP Securities, loan fees, and revenues from fee-sharing arrangements with other asset managers) that are reported in JMP Group’s financial statements as other income. In addition, asset management-related fee revenues incorporate base management and incentive fees earned by Harvest Capital Strategies as manager of Harvest Growth Capital, Harvest Growth Capital II and Harvest Capital Credit. JMP Group consolidates the two Harvest Growth Capital funds and Harvest Capital Credit (until its IPO on May 2, 2013) in accordance with GAAP accounting standards; however, asset management fees generated by these entities are included in asset management-related fee revenues as though deconsolidated.

A statement of JMP Group’s asset management-related fee revenues for the quarter and year ended December 31, 2013 and for comparable prior periods is set forth below.

	Quarter Ended			Year Ended
(in thousands)	Dec. 31, 2013	Sept. 30, 2013	Dec. 31, 2012	Dec. 31, 2013	Dec. 31, 2012

Base management fees:
Fees reported as asset management fees	$2,612	$2,585	$2,339	$10,114	$9,433
Fees reported as other income	191	-	263	695	1,916
Fees earned at Harvest Growth Capital, Harvest Growth Capital II and Harvest Capital Credit/HCAP Advisors	697	636	435	2,437	1,154
Total base management fees	3,500	3,221	3,037	13,246	12,503

Incentive fees:
Fees reported as asset management fees	7,423	2,493	2,715	15,139	6,342
Fees earned at Harvest Growth Capital, Harvest Growth Capital II and Harvest Capital Credit/HCAP Advisors	-	-	624	417	1,188
Total incentive fees	7,423	2,493	3,339	15,556	7,530

Other fee income:
Fundraising and other fees	26	267	30	103	109
New York Mortgage Trust termination fee	-	-	-	-	1,735
Total other fee income	26	267	30	103	1,844

Asset management-related fee revenues:
Fees reported as asset management fees	10,035	5,078	5,054	25,253	15,775
Fees reported as other income	217	267	293	798	3,760
Fees earned at Harvest Growth Capital, Harvest Growth Capital II and Harvest Capital Credit/HCAP Advisors	697	636	1,059	2,854	2,342
Total asset management-related fee revenues	$10,949	$5,981	$6,406	$28,905	$21,877

Company management has utilized asset management-related fee revenue as a means of assessing the performance of JMP Group’s combined asset management activities, including its fundraising and other services for third parties. Management believes that asset management-related fee revenues, as presented above, provide useful information by indicating the relative contributions of base management fees and performance-related incentive fees, thus facilitating a comparison of those fees in a given period to those in prior and future periods. Management also believes that asset management-related fee revenue is a more meaningful measure than standalone asset management fees as reported, because asset management-related fee revenues represent the combined impact of JMP Group’s various asset management activities on the company’s total net revenues.

Compensation Ratio

A compensation ratio expresses GAAP compensation expense as a percentage of GAAP net revenues in a given period. Adjusted compensation ratios are non-GAAP financial measures that utilize adjusted net revenues as the denominator in their calculation. Furthermore, these ratios adjust the financial impact of certain compensation-related and transaction-related expenses that are or are not recognized under GAAP. In particular, the adjusted compensation ratio reverses compensation expense related to stock-based awards and deferred compensation (so that the compensation expenses used in the numerator are those that correspond to the adjusted net revenues generated in the periods presented) as well as a one-time administrative cost incurred by JMP Group in connection with the initial public offering of Harvest Capital Credit Corporation in May 2013. The adjusted compensation ratio is further adjusted by excluding compensation paid to employees hired in connection with the company’s strategic investments in new business initiatives.

A statement of JMP Group’s compensation ratios for the quarter and year ended December 31, 2013 and for comparable prior periods is set forth below.

	Quarter Ended			Year Ended
($ in thousands)	Dec. 31, 2013	Sept. 30, 2013	Dec. 31, 2012	Dec. 31, 2013	Dec. 31, 2012

Adjusted net revenues	$48,045	$36,228	$33,445	$154,349	$125,162

Compensation and benefits	$33,366	$24,685	$10,582	$102,432	$66,415

Subtract/(add back):
Compensation expense – stock option grants	262	262	-	920	-
Compensation expense – post-IPO RSU grants	804	699	1,910	2,823	2,492
Compensation expense – net deferred compensation	(2,623)	(1,277)	(6,985)	(6,170)	(6,985)
IPO-related administrative expense – Harvest Capital Credit Corporation	450	-	(450)	450	(450)
Adjusted compensation and benefits	34,473	25,001	16,107	104,409	71,358

Subtract:
Compensation expense – strategic initiatives	895	648	250	4,313	1,000
Adjusted non-compensation expense, excluding strategic initiatives	$33,578	$24,353	$15,857	$100,096	$70,358

Adjusted ratio of compensation expense to revenues	71.8%	69.0%	48.2%	67.6%	57.0%
Adjusted ratio of compensation expense to revenues, excluding strategic initiatives	69.9%	67.2%	47.4%	64.9%	56.2%

Company management has utilized compensation ratios, adjusted in the manners described above, to assess JMP Group’s personnel expenses as they relate to its revenues for the periods presented. Management believes that adjusted compensation ratios provide useful information by including or excluding certain expenses as a means of representing the company’s ongoing personnel costs resulting from its core business activities. Management also believes that compensation ratios are useful measures because they allow and facilitate meaningful comparisons of the company’s personnel expense levels in a given period to those in prior and future periods.

Operating Net Income

Operating net income is a non-GAAP financial measure that (i) reverses compensation expense related to stock-based awards and deferred compensation, (ii) excludes the net amortization of liquidity discounts on loans held and asset-backed securities issued by JMP Credit Advisors CLO I, (iii) reverses the general loan loss provision taken in connection with the origination of JMP Credit Advisors CLO II, (iv) adjusts for unrealized mark-to-market gains and losses recorded at Harvest Capital Credit, (v) reverses net unrealized gains and losses on strategic equity investments and warrants, and (vi) assumes an effective tax rate. In particular, operating net income adjusts for:

  the grant of RSUs and stock options subsequent to the company’s IPO;
  net deferred compensation, which consists of (a) deferred compensation awarded at year-end 2012 and reflected in operating net income for 2012 though recognized as a GAAP expense in 2013 and 2014 less (b) compensation awarded at year-end 2013 and deferred into 2014 and 2015;
  the non-cash net amortization of liquidity discounts associated with JMP Credit Advisors CLO I, due to scheduled contractual principal repayments, for periods prior to that ended September 30, 2013;
  the non-specific, non-cash loan loss provision recorded with regard to the loan portfolio underlying JMP Credit Advisors CLO II, which is required by GAAP;
  unrealized mark-to-market gains or losses on the investment portfolio at Harvest Capital Credit by reversing them; then, reflecting the company’s IPO, recognizing those previously reversed gains or losses as of May 2, 2013;
  unrealized mark-to-market gains or losses on the company’s strategic equity investments as well as certain warrant positions; and
  a combined federal, state and local income tax rate of 38% for the quarter ended March 31, 2013 and all future periods, although an assumed rate of 42% was applied for all prior periods; the company’s effective tax rate has proved lower than anticipated as a result of geographic changes in the company’s revenue mix, with revenues generated in California (at the highest marginal rate) comprising less of the total in recent years than in the past.

A reconciliation of JMP Group’s net income to its operating net income for the quarter and year ended December 31, 2013 and for comparable prior periods is set forth below.

	Quarter Ended			Year Ended
(in thousands, except per share amounts)	Dec. 31, 2013	Sept. 30, 2013	Dec. 31, 2012	Dec. 31, 2013	Dec. 31, 2012

Net income attributable to JMP Group Inc.	$3,971	$3,289	$5,327	$4,106	$2,756

Add back:
Income tax expense	3,294	1,634	3,004	3,472	1,581
Income before taxes	7,265	4,923	8,331	7,578	4,337

Add back/(subtract):
Compensation expense – stock options	262	262	-	920	-
Compensation expense – post-IPO RSUs	804	699	1,910	2,823	2,492
Compensation expense – deferred compensation	(2,623)	(1,277)	(6,985)	(6,170)	(6,985)
Net amortization of liquidity discounts – JMP Credit Advisors CLO I	-	-	7,577	14,979	29,208
Loan loss provision – JMP Credit Advisors CLO II	146	274	-	1,241	-
IPO-related expense – Harvest Capital Credit	450	-	(450)	450	(450)
Unrealized mark-to-market (gain)/loss – Harvest Capital Credit	-	-	(380)	(162)	(626)
Realization of mark-to-market gain – Harvest Capital Credit	-	-	-	772	-
Unrealized mark-to-market loss/(gain) – strategic equity investments and warrants	21	(531)	294	(596)	527
Operating income before taxes	6,325	4,350	10,297	21,835	28,503

Income tax expense assumed	2,403	1,653	4,325	8,296	11,971
Operating net income	$3,922	$2,697	$5,972	$13,539	$16,532

Operating net income per share:
Basic	$0.18	$0.12	$0.26	$0.61	$0.73
Diluted	$0.17	$0.12	$0.26	$0.60	$0.72

Weighted average shares outstanding:
Basic	21,825	22,014	22,637	22,158	22,582
Diluted	22,701	22,713	22,722	22,650	22,906

Company management has utilized operating net income on a total and per share basis, adjusted in the manner described above, as an additional device to aid in understanding and analyzing JMP Group’s financial results for the periods presented. Management believes that operating net income provides useful information by excluding certain items that may not be representative of the company’s core operating results or core business activities. Management also believes that operating net income is a useful measure because it allows for a better evaluation of the performance of JMP Group’s ongoing business and facilitates a meaningful comparison of the company’s results in a given period to those in prior and future periods.

Segment Reporting

In order to demonstrate the contribution to the company’s results of each of its primary businesses on a standalone basis, JMP Group presents the operating net income generated by each segment in the tables that follow. Management believes that this presentation enables investors to better understand the separate but interrelated financial operations of the company’s various business lines and to more accurately assess the contribution of each to JMP Group’s aggregate results.

Total net revenues have been adjusted, in part, as detailed above in the section titled “Adjusted Net Revenue,” and the resulting adjusted net revenues (i) include asset management fees, net interest income or expense, and other revenues eliminated upon the consolidation of Harvest Growth Capital, Harvest Growth Capital II and Harvest Capital Credit (until its IPO on May 2, 2013), (ii) exclude the net amortization of liquidity discounts on loans held and asset-backed securities issued by JMP Credit Advisors CLO I, (iii) reverse the general loan loss provision taken in connection with the origination of JMP Credit Advisors CLO II, (iv) adjust for unrealized mark-to-market gains and losses recorded at Harvest Capital Credit; (v) reverse net unrealized gains and losses on strategic equity investments and warrants and (vi) exclude non-controlling interests in net unrealized gains and losses on Harvest Growth Capital and Harvest Growth Capital II. Total non-interest expenses have been adjusted, in part, as detailed above in the section titled “Operating Net Income,” and the resulting adjusted non-interest expense reverses compensation expense related to stock-based awards granted subsequent to JMP Group’s initial public offering. For the purposes of calculating operating net income, an effective tax rate of 38% is assumed.

A statement of JMP Group’s operating net income on a segment basis for the quarter ended December 31, 2013 is set forth below.

	Quarter Ended December 31, 2013
			Corp.		Invest-				HGC	HCC(1)	Consoli-
	Broker-	Asset	Credit	Operating	ment	Corp.	Elimin-	JMP	Consoli-	Consoli-	dated JMP
(in thousands, except per share amounts)	Dealer	Mgmt.	Mgmt.	Platforms	Income	Costs	ations	Group	dation	dation	Group

Revenues:
Investment banking	$21,872	-	-	$21,872	-	-	-	$21,872	-	-	$21,872
Brokerage	6,701	-	-	6,701	-	-	-	6,701	-	-	6,701
Asset management-related fees (2)	-	$11,069	$1,224	12,293	-	-	($1,344)	10,949	($387)	-	10,562
Principal transactions (3)	-	-	-	-	$3,641	-	(6)	3,635	12,264	-	15,899
Gain on sale and payoff of loans	-	-	-	-	215	-	-	215	-	-	215
Net dividend income	-	-	-	-	245	-	-	245	-	-	245
Net interest income/(expense)	-	-	-	-	4,474	-	-	4,474	(16)	-	4,458
Provision for loan losses	-	-	-	-	(46)	-	-	(46)	-	-	(46)
Adjusted net revenues	28,573	11,069	1,224	40,866	8,529	-	(1,350)	48,045	11,861	-	59,906

Expenses:
Non-interest expense/(income) (4)	24,103	9,750	1,000	34,853	2,850	5,324	(1,350)	41,677	93	-	41,770

Less: Non-controlling interest (5)	-	(265)	-	(265)	307	-	-	42	11,768	-	11,810
Operating income/(loss) before taxes	4,470	1,584	224	6,278	5,372	(5,324)	-	6,326	-	-	6,326

Income tax expense/(benefit) (assumed rate of 38%)	1,699	602	85	2,386	2,041	(2,023)	-	2,404	-	-	2,404
Operating net income/(loss)	$2,771	$982	$139	$3,892	$3,331	($3,301)	-	$3,922	-	-	$3,922

Operating net income/(loss) per share:
Basic	$0.13	$0.04	$0.01	$0.18	$0.15	($0.15)	-	$0.18	-	-	$0.18
Diluted	$0.12	$0.04	$0.01	$0.17	$0.15	($0.15)	-	$0.17	-	-	$0.17
(1)	Harvest Capital Credit is deconsolidated as of its initial public offering on May 2, 2013. Upon that IPO, HCAP Advisors was formed to act as Harvest Capital Credit’s external manager; revenues and expenses generated by HCAP Advisors are aggregated in the results attributed to Harvest Capital Strategies in this presentation.

(2)	Reflects revenues detailed in section above titled “Asset Management-Related Fee Revenues;” management fees of $0.4 million are eliminated upon consolidation of two Harvest Growth Capital funds.

(3)	Reverses net unrealized gains and losses on strategic equity investments and warrants. Excludes non-controlling interests in net realized and unrealized gains totaling $12.3 million that are recognized upon consolidation of two Harvest Growth Capital funds.

(4)	Reverses stock-based compensation expense as well as accounting adjustments related to deferred compensation expense and excludes fund-related expenses totaling $93,000 that are recognized upon consolidation of two Harvest Growth Capital funds.

(5)	Excludes non-controlling interests totaling $11.8 million in the net realized and unrealized gains of two Harvest Growth Capital funds that are recognized upon consolidation of the entities.

A statement of JMP Group’s operating net income on a segment basis for the year ended December 31, 2013 is set forth below.

	Year Ended December 31, 2013
			Corp.		Invest-				HGC	HCC (1)	Consoli-
	Broker-	Asset	Credit	Operating	ment	Corp.	Elimin-	JMP	Consoli-	Consoli-	dated JMP
(in thousands, except per share amounts)	Dealer	Mgmt.	Mgmt.	Platforms	Income	Costs	ations	Group	dation	dation	Group

Revenues:
Investment banking	$74,508	-	-	$74,508	-	-	($335)	$74,173	-	-	$74,173
Brokerage	24,625	-	-	24,625	-	-	-	24,625	-	-	24,625
Asset management-related fees (2)	-	$29,598	$4,735	34,333	-	-	(5,429)	28,904	($1,570)	($584)	26,750
Principal transactions (3)	-	-	-	-	$8,180	-	-	8,180	11,941	356	20,477
Gain on sale and payoff of loans (4)	-	-	-	-	1,716	-	-	1,716	-	-	1,716
Net dividend income	-	-	-	-	1,213	-	-	1,213	-	(678)	535
Net interest income/(expense) (5)	-	-	-	-	16,470	-	-	16,470	(15)	1,760	18,215
Provision for loan losses	-	-	-	-	(932)	-	-	(932)	-	-	(932)
Adjusted net revenues	99,133	29,598	4,735	133,466	26,647	-	(5,764)	154,349	10,356	854	165,559

Expenses:
Non-interest expense/(income) (6)(8)	84,785	29,628	3,691	118,104	4,864	16,039	(5,744)	133,263	234	144	133,641

Less: Non-controlling interest (7)(8)	-	(1,731)	-	(1,731)	981	-	-	(750)	10,122	710	10,082
Operating income/(loss) before taxes	14,348	1,701	1,044	17,093	20,802	(16,039)	(20)	21,836	-	-	21,836

Income tax expense/(benefit) (assumed rate of 38%)	5,452	646	397	6,495	7,905	(6,095)	(8)	8,297	-	-	8,297
Operating net income/(loss)	$8,896	$1,055	$647	$10,598	$12,897	($9,944)	($12)	$13,539	-	-	$13,539

Operating net income/(loss) per share:
Basic	$0.40	$0.05	$0.03	$0.48	$0.58	($0.45)	($0.00)	$0.61	-	-	$0.61
Diluted	$0.39	$0.05	$0.03	$0.47	$0.57	($0.44)	($0.00)	$0.60	-	-	$0.60
(1)	Harvest Capital Credit is deconsolidated as of its initial public offering on May 2, 2013. Upon that IPO, HCAP Advisors was formed to act as Harvest Capital Credit’s external manager; revenues and expenses generated by HCAP Advisors are aggregated in the results attributed to Harvest Capital Strategies in this presentation.

(2)	Reflects revenues detailed in section above titled “Asset Management-Related Fee Revenues;” management fees totaling $2.2 million are eliminated upon consolidation of two Harvest Growth Capital funds and Harvest Capital Credit (until its IPO on May 2, 2013).

(3)	Reverses net unrealized gains and losses on strategic equity investments and warrants and includes previously reversed net unrealized gains at Harvest Capital Credit. Excludes non-controlling interests in net realized and unrealized gains and losses related to two Harvest Growth Capital funds as well as other principal transaction revenues related to Harvest Capital Credit; net realized and unrealized gains totaling $12.3 million are recognized upon consolidation of those entities.

(4)	Excludes net unrealized mark-to-market gain of $0.1 million on the loan portfolio at Harvest Capital Credit.

(5)	Excludes expense related to the non-cash net amortization of liquidity discounts associated with JMP Credit Advisors CLO I.

(6)	Reverses stock-based compensation expense as well as accounting adjustments related to deferred compensation expense and excludes fund-related expenses totaling $0.4 million that are recognized upon consolidation of two Harvest Growth Capital funds and Harvest Capital Credit (until its IPO on May 2, 2013).

(7)	Excludes non-controlling interests totaling $10.8 million in the net realized and unrealized losses of two Harvest Growth Capital funds and Harvest Capital Credit (until its IPO on May 2, 2013) that are recognized upon consolidation.

(8)	Includes non-interest expense of $2.5 million and non-controlling interest of $1.2 million, equaling $0.03 per share after tax in the aggregate, related to the IPO of Harvest Capital Credit.

Adjusted Tangible Book Value per Share

At December 31, 2013, JMP Group’s tangible book value per share was $5.81. Adjusting book value by accelerating the recognition of deferred compensation expense, JMP Group’s adjusted tangible book value per share at December 31, 2013 would have been $5.44.

(in thousands, except per share amounts)	Dec. 31, 2013	Sept. 30, 2013	Dec. 31, 2012

Total JMP Group stockholders' equity	$126,863	$123,740	$126,871
Less: Goodwill and intangible assets	-	-	-
Tangible stockholders' equity	126,863	123,740	126,871

Liquidity discount on loans	-	-	4,331
Liquidity discount on asset-backed securities issued	-	-	(15,548)
Net liquidity discount	-	-	(11,217)
Compensation expense – deferred compensation	(13,156)	(10,533)	(6,985)
Pre-tax adjustments to equity	(13,156)	(10,533)	(18,202)
Income tax benefit (assumed rate of 38% for 2013)	4,999	4,003	7,645
After-tax adjustments to equity	(8,157)	(6,530)	(10,557)

Adjusted tangible stockholders' equity	$118,706	$117,210	$116,314

Tangible book value per share	$5.81	$5.63	$5.62
Adjusted tangible book value per share	$5.44	$5.34	$5.15

Basic shares outstanding	21,819	21,961	22,592

Quarterly operating ROATE (1)	13.3%	9.3%	21.0%
LTM operating ROATE (1)	11.6%	13.5%	15.0%
(1)	Return on adjusted tangible equity (ROATE) equals annualized operating net income divided by average adjusted tangible stockholders’ equity.

Share Repurchase Activity

During the quarter ended December 31, 2013, JMP Group repurchased 219,443 shares of its common stock at an aggregate price of $1.4 million, or $6.57 per share. During the year ended December 31, 2013, JMP Group repurchased 890,376 shares of its common stock at an aggregate price of $5.8 million, or $6.50 per share. At year-end, approximately 1.1 million shares remained eligible for repurchase under the company’s existing repurchase authorization.

Cautionary Note Regarding Quarterly Financial Results

Due to the nature of its business, JMP Group’s quarterly revenues and net income may fluctuate materially depending on: the size and number of investment banking transactions on which it advises; the timing of the completion of those transactions; the size and number of securities trades which it executes for brokerage customers; the performance of its asset management funds and inflows and outflows of assets under management; gains or losses stemming from sales of or prepayments on, or losses stemming from defaults on, loans underlying the company’s collateralized loan obligations; and the effect of the overall condition of the securities markets and economy as a whole. Accordingly, revenues and net income in any particular quarter may not be indicative of future results. Furthermore, JMP Group’s compensation expense is generally based upon revenues and can fluctuate materially in any quarter, depending upon the amount and sorts of revenue recognized as well as other factors. The amount of compensation and benefits expense recognized in a particular quarter may not be indicative of such expense in any future period. As a result, the company suggests that its annual results may be the most meaningful gauge for investors in evaluating the performance of its business.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements provide JMP Group’s current expectations or forecasts about future events, including beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expected or implied by the forward-looking statements. The company’s actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s Form 10-K for the year ended December 31, 2012, as filed with the Securities and Exchange Commission on March 8, 2013, as well as in the similarly captioned sections of other periodic reports filed by the company under the Exchange Act. The Form 10-K for the year ended December 31, 2012 and all other periodic reports are available on JMP Group’s website at www.jmpg.com and on the Securities and Exchange Commission’s website at www.sec.gov. Unless required by law, JMP Group undertakes no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this press release.

Conference Call

JMP Group will hold a conference call to discuss the results detailed herein at 10:00 a.m. EST on Friday, February 14, 2014. To participate in the call, dial (888) 566-6060 (domestic) or (973) 200-3100 (international). The conference identification number is 59540343.

The conference call will also be broadcast live over the Internet and will be accessible via a link in the investor relations section of the company’s website, at investor.jmpg.com/events.cfm. The Internet broadcast will be archived and will remain available on the website for future replay.

About JMP Group

JMP Group Inc. is a full-service investment banking and asset management firm that provides investment banking, sales and trading, and equity research services to corporate and institutional clients and alternative asset management products to institutional and high-net-worth investors. JMP Group operates through three subsidiaries: JMP Securities, Harvest Capital Strategies and JMP Credit Advisors. For more information, visit www.jmpg.com.

JMP GROUP INC.
Consolidated Statements of Financial Condition
(Unaudited)

(in thousands)	Dec. 31, 2013	Dec. 31, 2012

Assets

Cash and cash equivalents	$65,906	$67,075
Restricted cash and deposits	68,029	69,813
Marketable securities owned, at fair value	29,295	14,347
Other investments	161,773	81,161
Loans held for sale	-	3,134
Loans collateralizing asset-backed securities issued, net of allowance for loan losses	727,270	401,003
Small business loans	-	38,934
Deferred tax assets	12,506	13,087
Other assets	57,166	21,308
Total assets	$1,121,945	$709,862

Liabilities and Stockholders' Equity

Liabilities:
Marketable securities sold, but not yet purchased, at fair value	$13,749	$11,567
Accrued compensation	51,347	20,256
Asset-backed securities issued	716,423	415,456
Line of credit	2,895	28,227
Note payable	15,000	10,486
Bond payable	46,000	-
Deferred tax liability	3,625	9,775
Other liabilities	35,188	26,791
Total liabilities	884,227	$522,558

Redeemable non-controlling interest	-	161

Stockholders' Equity:
Total JMP Group Inc. stockholders' equity	126,863	126,871
Non-redeemable non-controlling interest	110,855	60,272
Total equity	237,718	187,143
Total liabilities and stockholders' equity	$1,121,945	$709,862

JMP GROUP INC.
Consolidated Statements of Operations
(Unaudited)

	Quarter Ended		Year Ended
(in thousands, except per share amounts)	Dec. 31, 2013	Dec. 31, 2012	Dec. 31, 2013	Dec. 31, 2012

Revenues:
Investment banking	$21,872	$12,972	$74,173	$50,982
Brokerage	6,701	5,628	24,625	21,903
Asset management fees	10,346	5,054	25,952	15,775
Principal transactions	15,878	(1,772)	20,727	10,537
Gain on sale, payoff and mark-to-market of loans	215	4,238	1,806	7,255
Net dividend income/(expense)	245	(4)	535	(29)
Other income	217	293	798	3,800
Non-interest revenues	55,474	26,409	148,616	110,223

Interest income	8,743	8,847	33,346	32,898
Interest expense	(4,285)	(10,420)	(30,110)	(39,993)
Net interest income/(expense)	4,458	(1,573)	3,236	(7,095)

Provision for loan losses	(246)	(1,071)	(2,637)	(2,206)
Total net revenues	59,686	23,765	149,215	100,922

Non-interest expenses:
Compensation and benefits	33,366	10,582	102,432	66,415
Administration	1,405	1,582	8,660	6,186
Brokerage, clearing and exchange fees	692	1,150	3,543	3,806
Travel and business development	1,425	952	4,416	3,387
Communications and technology	942	861	3,534	3,503
Occupancy	811	805	3,245	3,157
Professional fees	1,485	1,306	3,953	3,630
Depreciation	226	242	921	884
Other	311	138	960	420
Total non-interest expense	40,663	17,618	131,664	91,388

Income before income tax expense	19,023	6,147	17,551	9,534
Income tax expense	3,294	3,004	3,472	1,581
Net income	15,729	3,143	14,079	7,953
Less: Net income/(loss) attributable to noncontrolling interests	11,758	(2,184)	9,973	5,196
Net income attributable to JMP Group Inc.	$3,971	$5,327	$4,106	$2,757

Net income attributable to JMP Group Inc. per share:
Basic	$0.18	$0.24	$0.19	$0.12
Diluted	$0.17	$0.23	$0.18	$0.12

Weighted average common shares outstanding:
Basic	21,825	22,637	22,158	22,582
Diluted	22,701	22,722	22,650	22,906

CONTACT:
Investor Relations Contact
JMP Group Inc.
Andrew Palmer, 415-835-8978
apalmer@jmpg.com
or
Media Relations Contact
Dukas Public Relations
Seth Linden, 212-704-7385
seth@dukaspr.com
Zach Leibowitz, 212-704-7385
zach@dukaspr.com